Exhibit 5.1
Chadwick L. Mills
+1 650 843 5654
cmills@cooley.com

February 26, 2018

Exelixis, Inc.
210 East Grand Ave.
South San Francisco, CA 94080
Ladies and Gentlemen:
We have acted as counsel to Exelixis, Inc. (the “Company”), a Delaware corporation, and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 500,000 shares of the Company’s Common Stock, $0.001 par value, to the Company’s Amended and Restated Exelixis, Inc. 401(k) Plan (the “401(k) Plan”) (the “Shares”).
In connection with this opinion, we have examined and relied upon the Registration Statement and related Summary Plan Description included therein, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the 401(k) Plan and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 401(k) Plan, the Registration Statement and related Summary Plan Description, will be validly issued, fully paid, and nonassessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement.

Cooley LLP 101 California Street, 5th Floor, San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com

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Very truly yours,
Cooley LLP

/s/ CHADWICK L. MILLS
Chadwick L. Mills

Cooley LLP 101 California Street, 5th Floor, San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com